UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 16, 2003

SKYWORKS SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5560	04-2302115
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20 Sylvan Road, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(781) 376-3000

Page 1 of 4 pages

Exhibit Index on page 4

Item 7.         Financial Statements, Pro Forma Financial Information and Exhibits.

                (c)     Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated April 16, 2003, announcing Skyworks Solutions, Inc.’s financial results for the three and six months ended March 28, 2003

Item 9.         Regulation FD Disclosure

        In accordance with SEC Release No. 33-8126, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

        On April 16, 2003, Skyworks Solutions, Inc. announced its financial results for the three and six months ended March 28, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

Use of Non-GAAP Financial Information
        To supplement our consolidated financial statements presented in accordance with GAAP, Skyworks Solutions, Inc. uses non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the users’ overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our ongoing operations. Additionally, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                SKYWORKS SOLUTIONS, INC.

Date: April 16, 2003	By: /s/ Paul E. Vincent Paul E. Vincent Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated April 16, 2003, announcing Skyworks Solutions, Inc.’s financial results for the three and six months ended March 28, 2003